Exhibit 10. 5

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Execution Copy – 11.4.18

INTEGRATED TRANSACTIONS

PROPERTY FOR STOCK EXCHANGE AGREEMENT

by and among

Harvest Enterprises, Inc.;

RockBridge Resources Inc.;

The Other Parties As Set Forth on the Signature Pages Hereto;

And

Sean Berberian as the Members’ Representative.

i

Exhibits

Exhibit A	Roll-Up Entities and Jurisdiction of Organization
Exhibit B-1	Form of Assignment of Member Interests
Exhibit B-2	Form of Stock Power
Exhibit C	Notice of Non-Foreign Status
Exhibit D	Notice of Nonrecognition
Exhibit E	Notice of Non-USRPI Status
Exhibit F	5 Year Lock Up Members and Shares

ii

Integrated Transactions

Property for Stock Exchange Agreement

Dated as of November 14, 2018

This Integrated Transactions Property for Stock Exchange Agreement (subject to amendment as set forth herein, and together with the exhibits, schedules and other attachments hereto, this “Agreement”) is entered into as of the date first set forth (such date, the “Effective Date”) and is entered into by and among (i) Harvest Enterprises, Inc., a Delaware corporation (the “Company”); (ii) RockBridge Resources Inc., a corporation organized under the laws of British Columbia, Canada (“Pubco”); (iii) certain or all of the members and shareholders of the entities as set forth on Exhibit A (each, a “Roll-Up Entity” and collectively the “Roll-Up Entities”) who are executing this Agreement as of the Effective Date or who join this Agreement following the Effective Date as set forth herein (each, a “Member” and collectively the “Members”) and (iv) Sean Berberian as the representative of the Members (the “Members’ Representative”). Each of the Company, Pubco, each Member and the Members’ Representative may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Company agrees to acquire from the Members the equity interests of the Roll-Up Entities held by such Members in exchange for the issuance by the Company to the Members shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Stock”) and shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Stock”) pursuant to the terms and conditions set forth herein (the “Transactions”);

WHEREAS, the Roll-Up Entities may become wholly or partially owned subsidiaries of the Company pursuant to the Transactions;

WHEREAS, concurrently with the Transactions, certain holders of ownership interests in other entities will contribute such ownership interests to the Company in exchange for Class A Stock (the “Acquisitions”);

WHEREAS, immediately following the Transactions, Pubco agrees to acquire from the Members (i) the Class A Stock then held by the Members in exchange for the issuance by Pubco to such Members of Pubco’s Multiple Voting Shares (“Multiple Voting Shares”), which Multiple Voting Shares, as of the time of the Transactions, are entitled to 100 votes per share and which are each convertible into 100 Subordinate Voting Shares at any time that the holder thereof is not a Resident (as defined below), or Pubco’s Subordinate Voting Shares (“Subordinate Voting Shares”), depending on whether such Members are Residents, and (ii) the Class B Stock then held by the Members in exchange for the issuance by Pubco to such Members of Pubco’s Super Voting Shares (“Super Voting Shares” and together with Multiple Voting Shares and Subordinate Voting Shares, “Pubco Shares”), which Super Voting Shares, as of the time of the Transactions, are entitled to 200 votes per share and which are each convertible into 1 Subordinate Voting Share at any time that the holder thereof is not a Resident (the “Pubco Contribution”);

WHEREAS, concurrently with the Pubco Contribution, the other holders of Class A Stock and Class B Stock shall contribute (the “Pubco Transactions”) such Class A Stock and Class B Stock to Pubco, in exchange for Pubco Shares, pursuant to a Going-Public Transaction arrangement in which certain other parties will also make certain contributions to Pubco and receive Pubco Shares in exchange therefor; and

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WHEREAS, for U.S. federal income Tax purposes, (i) the Acquisitions and the Transactions, taken together, are intended to qualify as a single integrated transaction described in Section 351 of the Code, and (ii) the Pubco Contribution and the Pubco Transactions, concurrently with certain related contributions to Pubco, are intended be part of a series of transactions constituting a single integrated transaction described in Section 351 of the Code.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agreed as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

(a) “Acquisition Inquiry” with respect to any Roll-Up Entity means an inquiry, indication of interest or request for nonpublic information that could reasonably be expected to lead to an Acquisition Proposal with respect to such Roll-Up Entity.

(b) “Acquisition Proposal” with respect to any Roll-Up Entity means any offer or proposal for any Acquisition Transaction or possible Acquisition Transaction with respect to such Roll-Up Entity.

(c) “Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) concerning any (i) merger, consolidation, business combination, share exchange, joint venture or similar transaction involving any Roll-Up Entity pursuant to which such Person or “group” would own 20% or more of the consolidated assets, revenues or net income of such Roll-Up Entity, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of such Roll-Up Entity representing 20% or more of the consolidated assets, revenues or net income of such Roll-Up Entity, (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of Equity Securities representing 20% or more of the issued and outstanding equity securities of such Roll-Up Entity, (iv) transaction or series of transactions in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of Equity Securities representing 20% or more of the issued and outstanding equity securities of such Roll-Up Entity, (v) action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction, or (vi) any combination of any of the foregoing.

(d) “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

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(e) “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(f) “Agreement” has the meaning set forth in the introductory paragraph hereto.

(g) “Arbitrator” has the meaning set forth in Section 11.01(a).

(h) “Assignment” has the meaning set forth in Section 2.04(b).

(i) “Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(j) “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

(k) “Class A Stock” has the meaning set forth in the recitals hereto.

(l) “Class B Stock” has the meaning set forth in the recitals hereto.

(m) “Closing Date” has the meaning set forth in Section 2.03.

(n) “Closing” has the meaning set forth in Section 2.03.

(o) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(p) “Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(q) “Company Default” has the meaning set forth in Section 9.01.

(r) “Company Exchange” has the meaning set forth in Section 2.01(b).

(s) “Company Indemnified Party” has the meaning set forth in Section 10.01.

(t) “Company Organizational Documents” has the meaning set forth in Section 4.01.

(u) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

(v) “Company” has the meaning set forth in the introductory paragraph hereto.

(w) “Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

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(x) “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(y) “Effective Date” has the meaning set forth in the introductory paragraph hereto.

(z) “Equity Security” means, in respect of any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.

(aa) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb) “Exchange Shares” has the meaning set forth in Section 2.01(a).

(cc) “First Party” has the meaning set forth in Section 9.04(c).

(dd) “GAAP” means United States generally accepted accounting principles as in effect from time to time.

(ee) “Going-Public Transaction” means a reverse takeover transaction by the Company or an Affiliate of the Company of an entity that is publicly traded in Canada or the United States.

(ff) “Governmental Authorization” means any (a) consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Authority or pursuant to any Law; or (b) right under any Contract with any Authority.

(gg) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Authority.

(hh) “Harvest LLC” has the meaning set forth in Section 6.06(a).

(ii) “Harvest Parties” has the meaning set forth in Section 6.06(a).

(jj) “Indemnification Notice” has the meaning set forth in Section 10.03(a).

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(kk) “IPO Transaction” has the meaning set forth in Section 7.08.

(ll) “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(mm) “Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(nn) “Losses” has the meaning set forth in Section 10.01.

(oo) “Majority Members” has the meaning set forth in Section 9.01.

(pp) “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of applicable Roll-Up Entity, or (b) the ability of the Members to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the applicable Roll-Up Entity operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on any Roll-Up Entity compared to other participants in the industries in which such Roll-Up Entity conducts its business.

(qq) “Member Default” has the meaning set forth in Section 9.02.

(rr) “Member Indemnified Party” has the meaning set forth in Section 10.02.

(ss) “Member Parties” has the meaning set forth in Section 6.06(a).

(tt) “Member Released Claims” has the meaning set forth in Section 6.06(a).

(uu) “Members’ Representative” has the meaning set forth in the introductory paragraph hereto.

(vv) “Members” has the meaning set forth in the introductory paragraph hereto.

(ww) “Multiple Voting Shares” has the meaning set forth in the recitals hereto.

(xx) “Ordinary Course of Business” means an action which is taken in the ordinary course of the normal day-to-day operations of the Person taking such action consistent with the past practices of such Person, is not required to be authorized by the board of directors or other governing body of such Person (or by any Person or group of Persons exercising similar authority) and is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors or other governing body (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

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(yy) “Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the certificate of formation and limited liability company agreement, operating agreement, or like agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to or restatement of any of the foregoing.

(zz) “Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(aaa) “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including an Authority, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(bbb) “Pubco” has the meaning set forth in the introductory paragraph hereto.

(ccc) “Pubco Exchange” has the meaning set forth in Section 2.02(b).

(ddd) “Pubco Exchange Shares” has the meaning set forth in Section 2.02(a).

(eee) “Pubco Transactions” has the meaning set forth in the recitals hereto.

(fff) “Pubco Shares” has the meaning set forth in the recitals hereto.

(ggg) “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(hhh) “Requirements of Law” means, as to any Person, any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject, or pertaining to any or all of the Transactions or referred to herein.

(iii) “Residents” means residents of the United States as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act.

(jjj) “Roll-Up Entity Organizational Documents” has the meaning set forth in Section 3.02.

(kkk) “Roll-Up Entity” has the meaning set forth in the introductory paragraph hereto.

(lll) “Roll-Up Interests” has the meaning set forth in Section 2.01(a).

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(mmm) “Second Party” has the meaning set forth in Section 9.04(c).

(nnn) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ooo) “Super Voting Shares” has the meaning set forth in the recitals hereto.

(ppp) “Subordinate Voting Shares” has the meaning set forth in the recitals hereto.

(qqq) “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(rrr) “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(sss) “Third Party Claim” has the meaning set forth in Section 10.03(a).

(ttt) “Transactions” has the meaning set forth in the recitals hereto.

Section 1.02 Interpretive Provisions. Unless the context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

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(g) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. SHARE EXCHANGES

Section 2.01 The Company Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Members who have joined this Agreement as set forth in Section 2.01(c), who hold Equity Securities in any Roll-Up Entity (the “Roll-Up Interests”) shall sell, assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Roll-Up Interests held by them plus any cash noted on their Member’s Counterpart Signature Page (as defined below) in exchange for such shares of Class A Stock or such shares of Class B Stock as set forth for such Member on such Member’s Counterpart Signature Page (the “Exchange Shares”).

(b) The exchange as set forth in this Section 2.01, subject to the other terms and conditions herein, is referred to collectively herein as the “Company Exchange.”

(c) Each Member shall become a party to this Agreement by executing a counterpart signature page to this Agreement in the form as attached hereto, which shall be subject to the acceptance of the Company in its sole discretion, as evidenced, if given, by the Company’s countersignature thereto (each, a “Counterpart Signature Page”), and no action or consent by any other Members or the Members’ Representative shall be required for such joinder to this Agreement by any Member. Each Counterpart Signature Page shall set forth the Roll-Up Interests being exchanged by the applicable Member and the number and form of Exchange Shares being issued therefore, and any other terms or conditions applicable thereto. Such signature on a Counterpart Signature Page by a Person shall, following acceptance thereof by the Company, effect such Person’s becoming a party to the Agreement and such Person’s agreement to be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party hereto.

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(d) Each Member acknowledges and agrees that (i) the Company may not acquire all of the Equity Securities of all of the Roll-Up Entities in the Transactions; (ii) there is no assurance that each Member is receiving a pro-rata portion of the value of the Exchange Shares with respect to their particular Roll-Up Interests in any Roll-Up Entity and the Company and other Members may agree to different terms and valuations with respect to the Roll-Up Interests of such other Members; and (iii) such Member has determined to execute a Counterpart Signature Page and become a party to this Agreement solely on an arms’ length basis as between the Company and such Member.

Section 2.02 The Pubco Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, immediately and automatically following the Company Exchange, each Member who has joined this Agreement as set forth in Section 2.01(c) shall sell, assign, transfer and deliver to Pubco, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, (i) the Shares of Class A Stock received by such Member in the Company Exchange (1) in exchange for one Multiple Voting Share for each 100 shares of Class A Stock if such Holder is a Resident (with any fractional shares of Multiple Voting Shares resulting therefore being rounded to nearest whole Multiple Voting Share) and (2) in exchange for one Subordinate Voting Share per share of Class A Stock if such Member is not a Resident; and (ii) each share of Class B Stock received by such Member in the Company Exchange in exchange for one Super Voting Share(s) (such Multiple Voting Shares, Subordinate Voting Shares and Super Voting Shares, the “Pubco Exchange Shares”), which Pubco Exchange Shares shall be delivered via book entry, share certificate or direct registration statement.

(b) The exchange as set forth in this Section 2.01, subject to the other terms and conditions herein, is referred to collectively herein as the “Pubco Exchange.”

(c) Upon completion of the Pubco Exchange, the Members shall, upon delivery of duly executed stock powers in the forms therefor set forth herein for their respective holdings of Exchange Shares to Pubco, be recorded in the stock ledger of Pubco as the owners of the applicable Pubco Exchange Shares.

Section 2.03 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on a date to be determined by the Company and the Member’s Representative upon or following the satisfaction, or waiver by the Company or the Member’s Representative, as applicable, of the conditions to the Closing as set forth in Article VII and Article VIII, other than those conditions which, by their terms shall be satisfied solely at the Closing (such date, the “Closing Date”).

Section 2.04 Member’s Deliverables at the Closing. At the Closing, each Member shall deliver (or cause to be delivered) to the Company and Pubco:

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(a) a certificate, dated the Closing Date, signed by the Member’s Representative on behalf of each of the Members, in form and substance reasonably acceptable to the Company, certifying that each of the conditions set forth in Section 7.01 has been satisfied;

(b) a duly executed assignment of Equity Securities instrument in the form attached hereto collectively as Exhibit B-1 with respect to assignments of membership interests or other Equity Securities of a limited liability company (each an “Assignment”), or such other instruments of transfer duly executed in blank, executed by such Member (or the Members’ Representative pursuant to Section 12.12) and with all required equity interest transfer stamps affixed, in form and substance satisfactory to the Company as required such that all right, title and interest of the Roll-Up Interests being exchanged by such Member as set forth on such Member’s Counterpart Signature Page shall, upon delivery be vested in the Company, with all necessary transfer Tax and other revenue stamps, acquired at each of the applicable Member’s expense, affixed or otherwise documented as having been paid;

(c) a stock power in the form attached hereto as Exhibit B-2 duly executed in blank, executed by such Member (or the Members’ Representative pursuant to Section 12.12) and with all required equity interest transfer stamps affixed, in form and substance satisfactory to Pubco as required such that all right, title and interest of the Exchange Shares being exchanged by such Member shall, upon delivery be vested in Pubco, with all necessary transfer Tax and other revenue stamps, acquired at each of the applicable Member’s expense, affixed or otherwise documented as having been paid;

(d) if such Member is a U.S. Person within the meaning of Code Section 7701(a)(30), a duly executed Notice of Non-Foreign Status in the form attached hereto as Exhibit C, or if such Member is not a U.S. Person within the meaning of Code Section 7701(a)(30), a duly executed Notice of Nonrecognition in the form attached hereto as Exhibit D if applicable, or such other notices or certificates as the Company or Pubco may request; and

(e) such other documents as the Company or Pubco may reasonably request for the purpose of evidencing the accuracy of any of the Members’ representations and warranties; evidencing the performance by the Members with any covenant or obligation required to be performed or complied with by the Members; or as reasonably requested by the Company to facilitate the consummation or performance of any of the transactions contemplated herein.

Section 2.05 Company Deliverables at the Closing. At the Closing, the Company shall deliver:

(a) to the Members’ Representative for further delivery to Pubco on behalf of the Members, the Exchange Shares;

(b) to the Members’ Representative on behalf of the Members, a certificate, dated the Closing Date, signed by an authorized officer of the Company, in form and substance reasonably acceptable to the Members’ Representative, certifying that each of the conditions set forth in Section 8.01 as applicable to the Company has been satisfied and attaching and certifying (1) a true, correct and complete copy of the certificate of incorporation of the Company certified by the Secretary of State of the State of Delaware, (2) the bylaws of the Company as in place as of the date of such certificate; and (3) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware and dated as of a date no earlier than three Business Days prior to the Closing; and

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(c) such other documents as the Members’ Representative may reasonably request for the purpose of evidencing the accuracy of the Company’s representations and warranties; evidencing the performance by the Company with any covenant or obligation required to be performed or complied with by the Company; or as reasonably requested by the Members’ Representative to facilitate the consummation or performance of any of the transactions contemplated herein.

Section 2.06 Pubco Deliverables at the Closing. At the Closing, Pubco shall deliver:

(a) to the Members’ Representative for further distribution to the Members, the Pubco Exchange Shares in accordance with Section 2.02(a);

(b) to the Members’ Representative on behalf of the Members, a certificate, dated the Closing Date, signed by an authorized officer of Pubco, in form and substance reasonably acceptable to the Members’ Representative, certifying that each of the conditions set forth in Section 8.01 as applicable to Pubco has been satisfied and attaching and certifying (1) a true, correct and complete copy of the articles and notice of articles of Pubco certified by the British Columbia Registrar of Companies, and (2) a certificate of good standing of the Company issued by the British Columbia Registrar of Companies and dated as of a date no earlier than three Business Days prior to the Closing; and

(c) such other documents as the Members’ Representative may reasonably request for the purpose of evidencing the accuracy of Pubco’s representations and warranties; evidencing the performance by Pubco with any covenant or obligation required to be performed or complied with by Pubco; or as reasonably requested by the Members’ Representative to facilitate the consummation or performance of any of the transactions contemplated herein.

Section 2.07 Additional Documents. At and following the Closing, the Company, Pubco, the Members’ Representative and the Members shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to Closing together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.08 Tax Consequences. Each Party acknowledges and agrees: (i) that the Acquisitions and the Transactions, taken together, are intended to constitute a single integrated transaction qualifying as Tax-deferred contribution within the meaning of, and governed by, Code Section 351 (or any successor provision), (ii) the Pubco Contribution and the Pubco Transactions, concurrently with certain related contributions to Pubco, are intended be part of a series of transactions constituting a single integrated transaction described in Section 351 of the Code (or any successor provision), (iii) after giving effect to the Pubco Contribution and the Pubco Transactions, the Parties intend that Pubco be classified as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code, and (iv) to report the Pubco Contribution, the Pubco Transactions and related contributions to Pubco, and the Acquisitions and the Transactions accordingly for all Tax purposes and not take any position for U.S. federal income Tax purposes that is inconsistent with the foregoing. Each Party acknowledges and agrees that such Party is solely responsible for determining the Tax consequences applicable to its particular circumstances, that such Party has relied on the advice of its own legal and Tax advisors and that such Party has not received and that the Company has not provided to such Party, any legal or Tax advice in connection with the Pubco Contribution, the Acquisitions, the Transactions or the Pubco Transactions.

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Section 2.09 Withholding Taxes. Each Member acknowledges and agrees that the Company and Pubco shall be entitled to deduct and withhold from the Exchange Shares payable to such Member pursuant to the Transactions as contemplated by this Agreement, and the Pubco Shares payable to such Member pursuant to the Pubco Contribution, such amounts as are required to be deducted and withheld with respect to such payment under the Code and the Treasury Regulations promulgated thereunder and any state, local or non-U.S. Tax law, in each case as amended; to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Party in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority. The Company may assign its right to withhold and fund withholding tax liabilities to Pubco, which may withhold Pubco shares in connection with the Contribution. The Company, Pubco or their assignee shall determine in its sole discretion the number and class of Pubco Shares to be withheld and sold in order to satisfy all withholding obligations. Each Member further agrees to furnish the Company and Pubco with all reasonably requested certificates, agreements and other documents to enable the Company and Pubco to comply with all applicable withholding tax and other tax reporting obligations in connection with the Transactions and the Pubco Contribution. Each Member acknowledges and agrees that the Company and Pubco may, in their sole discretion, sell any withheld Pubco Shares from time to time over a period of time not to exceed 30 days from the Closing Date, and that the price received in such sales may be higher or lower than the potential sale price for such Pubco Shares on the Effective Date or on the Closing Date. Each Member further acknowledges and agrees that the aggregate number of Pubco Shares withheld from such Member to satisfy any and all applicable withholding tax obligations may be greater than if all such sales were made on the Closing Date. Each Member hereby holds the Company and Pubco harmless against any and all claims that such Member did not receive full value for such Member’s Roll-Up Interests by virtue of the withholding tax obligations being satisfied by sales of Pubco Shares over time.

Section 2.10 Cooperation with Going-Public Transaction. Each Party hereby agrees to furnish the Company with all reasonably requested information in connection with, or in contemplation of, a Going-Public Transaction, to fully cooperate with the Company in effecting a Going-Public Transaction, and to further execute or otherwise provide all documentation, consents and agreements (including, without limitation, joinder agreements reasonably requested by the Company with respect to a Going-Public Transaction).

Article III. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

As an inducement to, and to obtain the reliance of the Company and Pubco, each Member, severally and not jointly and solely with respect to the Roll-Up Interests held by such Member, the Exchange Shares to be received by such Member with respect to their Roll-Up Interests and the Pubco Exchange Shares to be received by such Member with respect to their Exchange Shares, represents and warrants to the Company and to Pubco as follows:

Section 3.01 Existence and Power. Such Member is an individual or is an entity duly organized, validly existing, and in good standing under the Laws of the state of its organization and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

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Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement by such Member does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the organizational documents of such Member, if applicable. To the knowledge of such Member, without any duty of inquiry, the execution, delivery and performance of this Agreement by such Member does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Organizational Documents of the Roll-Up Entity in which such Member holds Roll-Up Interests (the “Roll-Up Entity Organizational Documents”). Such Member has taken all actions required by Law, its organizational documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated. The execution, delivery and performance by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby will not violate any Governmental Order to which it is subject or cause its breach of any contract to which it is a party.

Section 3.03 Valid Obligation. This Agreement has been duly executed and delivered by such Member and it constitutes, and upon its execution and delivery will constitute, a valid and legally binding agreement of such Member, enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by such Member requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority, or any other Governmental Authorization.

Section 3.05 Title to and Issuance of the Roll-Up Interests. Such Member is the record and beneficial owner and holder of the Roll-Up Interests to be delivered at the Closing as set forth on such Member’s Counterpart Signature Page, free and clear of all Liens, and such Roll-Up Interests represent the described proportionate ownership of the Roll-Up Entity. The Roll-Up Interests held by the Member as set forth on such Member’s Counterpart Signature Page represent 100% of such Member’s holdings of Equity Securities of the applicable Roll-Up Entity. None of the Roll-Up Interests held by such Member are subject to pre-emptive or similar rights, either pursuant to any Roll-Up Entity Organizational Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the Roll-Up Interests or other interests in the applicable Roll-Up Entity from such Member. None of the Exchange Shares acquired by such Member are subject to pre-emptive or similar rights, either pursuant to any requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the Exchanges Shares from such Member.

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Section 3.06 Distribution of Exchange Shares or Pubco Exchange Shares. If and when any Member which is organized as a limited liability company, partnership or any other entity classified as partnership for U.S. federal income tax purposes, distributes all or any portion of the Exchange Shares or Pubco Exchange Shares received pursuant to the transactions contemplated by this Agreement, such distribution of Exchange Shares or Pubco Exchange Shares shall be made amongst such Member’s partners, members, or other owners, as applicable, proportionately in accordance with such Member’s governing documents.

Section 3.07 Investment Representations.

(a) No Binding Obligation to Sell or Transfer. Except as otherwise provided in Section 2.10, on the Effective Date, after giving effect to the Transactions contemplated hereunder and the Pubco Contribution, such Member will not be under any binding obligation or other commitment, arrangement or understanding to sell, transfer or otherwise dispose of any portion of the Exchange Shares or the Pubco Exchange Shares to any other person except to Pubco in connection with the Pubco Contribution, and thereafter, the Pubco Shares received pursuant to the Pubco Contribution, nor does such Member have any current plan, intention or agreement to sell, transfer or otherwise dispose of any portion of the Exchange Shares to any other person except to Pubco in connection with the Pubco Contribution, and thereafter, the Pubco Shares received pursuant to the Pubco Contribution.

(b) Accredited Investor. Such Member an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) Investment Purpose. Such Member understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares to the Member in exchange for the Roll-Up Interests and the delivery of the Pubco Exchange Shares in exchange for the Exchange Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares and the Pubco Exchange Shares are being acquired for the Member’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(d) Information. Such Member has been furnished with all documents and materials relating to the business, finances and operations of the Company, Pubco and their respective subsidiaries and information that such Member requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(e) Reliance on Exemptions. Such Member understands that the Exchange Shares and the Pubco Exchange Shares are being offered and sold to such Member in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company and Pubco are relying upon the truth and accuracy of, and the Member’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Member set forth herein in order to determine the availability of such exemptions and the eligibility of the Member to acquire the Exchange Shares and the Pubco Exchange Shares. If such Member is not a United States person (as defined by Section 7701(a)(30) of the Code), such Member hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Exchange Shares and the Pubco Exchange Shares, (ii) any foreign exchange restrictions applicable to such Exchange Shares and Pubco Exchange Shares, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Exchange Shares and the Pubco Exchange Shares. Such Member’s acquisition and exchange for and continued beneficial ownership of the Exchange Shares and the Pubco Exchange Shares will not violate any applicable securities or other laws of such Member’s jurisdiction.

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(f) Information. Such Member and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and Pubco and materials relating to the offer and sale of the Exchange Shares and the Pubco Exchange Shares which have been requested by such Member or their advisors. Such Member and their advisors, if any, have been afforded the opportunity to ask questions of the Company and Pubco. Such Member understands that their investment in the Exchange Shares and the Pubco Exchange Shares involves a significant degree of risk.

(g) Governmental Review. Such Member understands that no United States federal or state agency or any other Authority has passed upon or made any recommendation or endorsement of the Exchange Shares or the Pubco Exchange Shares.

(h) United States Person. Such Member’s certification as to it constituting a “United States person”, or not constituting a “United States person”, as set forth on the signature page hereto is true and correct in all respects.

Article IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Members, the Company represents and warrants to the Members as follows:

Section 4.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Company has delivered to the Members’ Representative complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the Effective Date (the “Company Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company Organizational Documents. The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the transactions herein contemplated.

Section 4.02 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

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Section 4.03 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.04 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.05 Validity of Exchange Shares. Upon their issuance in accordance with, and subject to, the terms and conditions of this Agreement, the Exchange Shares shall be validly issued, fully paid and non-assessable.

Article V. REPRESENTATIONS AND WARRANTIES OF PUBCO

As an inducement to, and to obtain the reliance of the Members, Pubco represents and warrants to the Members as follows:

Section 5.01 Organization. Pubco is a corporation duly organized, validly existing, and in good standing under the Laws of British Columbia, Canada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Pubco has delivered to the Members’ Representative complete and correct copies of the articles and notice of articles of Pubco as in effect on the Effective Date (the “Pubco Organizational Documents”). The execution and delivery of this Agreement does not, and as of the Closing Date and assuming that the shareholders of Pubco approve such actions as required to effect the transactions contemplated hereby, and as of the Closing Date the consummation of the transactions contemplated hereby will not, violate any provision of Pubco Organizational Documents. As of the Closing, assuming that the shareholders of Pubco have approved such actions as required to effect the transactions contemplated hereby, Pubco will have taken all action required by Law, Pubco Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and Pubco will have full power, authority, and legal right and will have taken all action required by Law, Pubco Organizational Documents or otherwise to consummate the transactions herein contemplated.

Section 5.02 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Pubco is a party or to which any of its assets, properties or operations are subject.

Section 5.03 Approval of Agreement. The Board of Directors of Pubco has authorized the execution and delivery of this Agreement by Pubco and has approved this Agreement and the transactions contemplated hereby.

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Section 5.04 Valid Obligation. This Agreement and all agreements and other documents executed by Pubco in connection herewith constitute the valid and binding obligation of Pubco, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 5.05 Validity of Pubco Exchange Shares. Upon their issuance in accordance with, and subject to, the terms and conditions of this Agreement, the Pubco Exchange Shares shall be validly issued, fully paid and non-assessable.

Article VI. COVENANTS AND ADDITIONAL AGREEMENTS

Section 6.01 Access to Properties and Records. The Company will, and the Members of each Roll-Up Entity will cause each Roll-Up Entity to, afford to the officers and authorized Representatives of the Company and such Roll-Up Entity full access to the properties, books and records of the Company or such Roll-Up Entity, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or such Roll-Up Entity, as the case may be, as the other shall from time to time reasonably request.

Section 6.02 Third Party Consents and Certificates. The Company, Pubco, each Member and the Members’ Representative agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 6.03 Members’ Affirmative Covenants. Until the earlier of Closing and such time, if any, that this Agreement is terminated pursuant to the terms of Article IX, and except as otherwise contemplated by this Agreement or as the Company shall otherwise consent in writing in advance, each Member will:

(a) direct and, to the extent within the control of such Member, cause each applicable Roll-Up Entity to provide the Company and its Representatives and agents reasonable access to the books and financial records of such Roll-Up Entity at any time during normal business hours prior to the Closing Date, at the Company’s sole cost and expense, to perform any inspections or evaluations and, upon receiving from such Roll-Up Entity reasonable advance notice, observe any meetings of management of such Roll-Up Entity and its management which the Company reasonably deems necessary or appropriate, other than any such meetings or portions thereof which relate to this Agreement or Transactions;

(b) furnish to the Company true, correct and complete copies of all records, documentation and other information in its possession as the Company may reasonably request concerning such Roll-Up Entity;

(c) permit the Company to, without any obligation to do so, contact any Authority about any Governmental Authorizations or Requirements of Law concerning such Roll-Up Entity;

(d) cooperate with the Company with respect to all filings, permits or consents that the Company elects to make or obtain or is required by Requirements of Law or other Persons to make or obtain in connection with the Transactions;

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(e) provide notice to the Company as promptly as reasonably practicable upon becoming aware of any event or occurrence capable of causing a material impact on the business of such Roll-Up Entity; and

(f) between the Effective Date and the Closing Date or the earlier termination of this Agreement in accordance with its terms, use commercially reasonable efforts to cause the conditions precedent in Article VII to be satisfied.

Section 6.04 Members’ Negative Covenants. Until the earlier of Closing and such time, if any, that this Agreement is terminated pursuant to the terms of Article IX, and except as otherwise contemplated by this Agreement or as the Company shall otherwise consent in writing in advance, each Member will not, and will cause its Representatives not to, directly or indirectly, undertake any action, or vote or act to approve any action, that would reasonably be expected to result in, or further the resulting in, any Roll-Up Entity in which such Member holds Roll-Up Interests:

(a) Amending existing insurance coverage applicable to such Roll-Up Entity so long as such insurance is available at commercially reasonable rates;

(b) Disposing of any individual capital asset, or incurring, creating or assuming any Lien on any individual capital asset, in each case with a value in excess of $20,000 or which materially impact the operation of the business of such Roll-Up Entity or result in a Material Adverse Effect;

(c) Taking any action which could be reasonably expected to prevent or materially delay the consummation of the Transactions;

(d) Entering into any new material line of business or commiting to any material capital expenditure outside of the Ordinary Course of Business;

(e) (1) issuing, authorizing or proposing the issuance of any Equity Securities of such Roll-Up Entity, (2) adopting a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or (3) making any distribution of, or directly or indirectly repurchasing, redeeming or otherwise acquiring, any Equity Securities of such Roll-Up Entity;

(f) Amending any of the Organizational Documents of such Roll-Up Entity;

(g) conducting the business of such Roll-Up Entity other than in the Ordinary Course of Business or not using commercially reasonable best efforts to maintain and preserve the assets of such Roll-Up Entity, preserve intact the current business organization of such Roll-Up Entity, and maintain the relations and goodwill with customers, creditors, employees, agents, and others having business relationships with such Roll-Up Entity; provided, however, that such Roll-Up Entity’s payment of tax distributions in amounts sufficient to defray the income taxes of the Members, consistent with past practices, will be deemed in the Ordinary Course of Business, provided that the amounts of such distributions must be approved in writing by the Company prior to them being disbursed, which approval will not be unreasonably withheld, conditioned or delayed;

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(h) (1) entering into, adopting, materially amending, terminating, freezing, increasing benefits under or agreeing to or make any award or grant under any employee benefit plan (or any plan that would be an employee benefit plan if in effect on the date hereof), (2) taking any action to accelerate any rights or benefits under any employee benefit plan, (3) making or announcing any increase in salaries, bonuses or other compensation or fringe benefits payable or to becoming payable, or granting, announcing, or increasing any termination or severance, retention, change-of-control or similar payments, to any present or former employee, officer, director, agent or independent contractor of such Roll-Up Entity, or (4) engaging in any material reduction in force or promote any employee to or at or above the level of officer or senior management;

(i) entering into any Contract that, if such contract had been in effect on the date hereof, would have been material to the operations of such Roll-Up Entity, or amending or terminating any such material Contract or waiving or canceling any material right thereunder, other than in the Ordinary Course of Business;

(j) selling, leasing or otherwise transferring, or creating or incurring any lien on the assets, securities, property, interests or businesses of such Roll-Up Entity other than in the Ordinary Course of Business;

(k) creating, incurring, or assuming any indebtedness or trade debt outside of the Ordinary Course of Business;

(l) changing any method of accounting or accounting practice or accounting policy used by any Roll-Up Entity, other than such changes required by GAAP or Requirements of Law;

(m) settling or compromising any material claims against such Roll-Up Entity;

(n) making, revoking or changing any Tax election, filing any amended Tax Returns, settling or compromising any Tax liability or surrendering any refund, waiving any statute of limitations with respect to assessment of any Tax or incurring any Tax liability outside of the Ordinary Course of Business in each case other than as required by any Requirements of Law;

(o) acquiring any business or Person, by merger, consolidation or otherwise, in a single transaction or a series of related transactions; or

(p) agreeing to take any of the foregoing actions, except as expressly contemplated by this Agreement and the other agreements expressly contemplated hereby.

Section 6.05 Roll-Up Entity No-Shop.

(a) From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, (i) the Members and the Members’ Representative shall not and (ii) the Members of such Roll-Up Entity shall cause the Roll-Up Entity and the Representatives of such Roll-Up Entity and the Representatives of any Member not to, directly or indirectly:

(i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

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(ii) furnish any non-public information regarding such Roll-Up Entity to any Person who has made an Acquisition Proposal or an Acquisition Inquiry;

(iii) engage in discussions or negotiations with any Person who has made an Acquisition Proposal or Acquisition Inquiry (other than discussions in the Ordinary Course of Business that are unrelated to an Acquisition Proposal or Acquisition Inquiry, which shall be permitted);

(iv) approve, endorse or recommend an Acquisition Proposal or Acquisition Inquiry;

(v) withdraw or propose to withdraw its approval and recommendation in favor of this Agreement and the Transactions; or

(vi) enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any Acquisition Transaction.

(b) From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, the Members of such Roll-Up Entity shall ensure that the management of such Roll-Up Entity shall not, (i) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, (ii) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction contemplated by an Acquisition Proposal, or (iii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize such Roll-Up Entity to enter into, any letter of intent, agreement in principle, merger, acquisition, or other Contract in respect of or relating to an Acquisition Proposal.

(c) The Members thereof shall promptly, within 36 hours, advise the Company orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and all material modifications thereto) that is made or submitted by any Person during the period beginning on the Effective Date and ending upon the Closing or the termination of this Agreement in accordance with its terms. The Members of the applicable Roll-Up Entity shall keep the Company reasonably informed on a current basis of any material developments in the status and terms of any such Acquisition Proposal or Acquisition Inquiry (including whether such Acquisition Proposal or Acquisition Inquiry has been withdrawn or rejected and any material change to the terms thereof).

(d) The Members shall immediately cease and cause to be terminated any discussions existing as of the Effective Date with any Person that relate to any Acquisition Proposal or Acquisition Inquiry proposed on or prior to the Effective Date. The Company and the Members acknowledge and agree that any actions taken by or at the direction of a Representative of the Members or any Roll-Up Entity that, if taken by the Members or any Roll-Up Entity, would constitute a breach or violation of this Section 6.05 will be deemed to constitute a breach and violation of this Section 6.05 by the Members.

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Section 6.06 Release.

(a) Effective as of the Closing Date, each of the Members, for itself and its Affiliates, and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all Persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Member Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise the Company, Pubco, Harvest Dispensaries, Cultivations & Production Facilities, LLC, an Arizona limited liability company (“Harvest LLC”), each of the Roll-Up Entities, and each of the members, shareholders, managers, directors, officers, Affiliates (whether an Affiliate as of the Effective Date or later) and Representatives (whether a Representative as of the Effective Date or later) of each of the Company, Pubco, Harvest LLC and each of the Roll-Up Entities, and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all Persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Harvest Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Member Party may have now or may have in the future, against any of the Harvest Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Closing Date, whether pursuant to any Organizational Document of any Harvest Party or otherwise (collectively, the “Member Released Claims”), provided that the Member Released Claims shall not include any rights of the Members pursuant to this Agreement or any rights of the applicable Member with respect to contracts or agreements (other than the applicable Organizational Document of the applicable Roll-Up Entity of which such Member is a member) that remain in place between such Member and the applicable Roll-Up Entity following the Closing Date which contracts and agreements are independent of the Member’s membership in the applicable Roll-Up Entity. Each Member represents and warrants, as of the Closing Date, that no Member Released Claim released herein has been assigned, expressly, impliedly, or by operation of law by such Member, and that all Member Released Claims released herein by such Member are owned by such Member, which has the respective sole authority to release them. Each Member agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Member Released Claim which is released and discharged herein.

(b) Each of the Member Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Harvest Party related to the Member Released Claims, and further agrees to indemnify and save harmless such Harvest Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Member Party against any Harvest Party in violation of the terms and conditions of this Agreement. In the event that any Member Party brings a suit against any Harvest Party in violation of this covenant, such Member Party agrees to pay any and all costs of the Harvest Parties, including attorneys’ fees, incurred by such Harvest Parties in challenging such action.

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(c) Each Member Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Harvest Party in any forum or form and should any such charge or action be filed by any Member Party or by any other person or entity on any Member Party’s behalf involving matters covered by this Section 6.06, such Member Party agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Member Party might otherwise have had are now settled.

(d) This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Person of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Agreement was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel.

Section 6.07 Post-Closing Obligations. The Parties acknowledge and agree that, following the Closing Date, the Members whose Roll-Up Interests are fully exchanged for Exchange Shares (and subsequently Pubco Exchange Shares) shall no longer be members of the Roll-Up Entities for which such Members exchanged their Roll-Up Interests and shall, be relieved from further compliance with the applicable Roll-Up Entity Organizational Documents, provided that the Parties also acknowledge and agree that this Section 6.07 shall not obviate or affect any liability of such Member for any breaches or violations of the applicable Roll-Up Entity Organizational Documents occurring prior to the Closing.

Section 6.08 Transfer Taxes. Any and all transfer, sales, use, value added, excise, conveyance, filing, recording, documentary, stamp or other similar Taxes applicable to, imposed upon or arising out of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be, with respect to the Transactions, the responsibility of the Members, shall be, with respect to the Acquisitions, the responsibility of those holders of ownership interests in other entities acquired by the Company pursuant to the Acquisitions, and shall be, with respect to the Pubco Contributions and the Pubco Transactions, the responsibility of the transferors of equity interests or other property to Pubco. Each of the Members, the holders of ownership interests in other entities acquired by the Company pursuant to the Acquisitions, and the transferors of equity interests or other property to Pubco pursuant to the Pubco Contributions and the Pubco Transactions shall, at its own expense, file, or cause to be filed, all necessary Tax returns and other documentation with respect to any Transfer Taxes.

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Section 6.09 Lock-Up.

(a) Subject to the immediately following sentence, each Member agrees that commencing on the Closing Date and continuing until the day that is 180 days after the Closing Date (subject to the immediately following sentence, the “Lock-Up Period”), the Member will not, without the prior written consent of Pubco, directly or indirectly: (1) offer, sell, transfer, pledge, contract to sell, grant any option to purchase, make any short sale, hypothecate, pledge, transfer or otherwise dispose of or monetize the economic value of any Pubco Exchange Shares received by such Member (the “Locked-Up Securities”) pursuant to the terms hereof; or (2) announce any intention to do any of the foregoing, provided that the Parties acknowledge and agree that a Member may make a distribution of the Locked-Up Securities to its members or shareholders pursuant to Section 6.09(b). Notwithstanding the foregoing, in the event that the Member, or the member, shareholder or other beneficial owner of such Member, is listed on Exhibit F attached hereto, the Lock-Up Period as applicable to such Member, or the member, shareholder or other beneficial owner of such Member (or their respective successors) in the event that the Shares are so distributed to such or member, shareholder or other beneficial owner of such Member (or their respective successors), shall be a period of 5 years, subject to proportional early release as set forth on Exhibit F.

(b) Notwithstanding the foregoing, the Parties acknowledge and agree that Members which are entities may distribute the Locked-Up Securities to certain of their members or shareholders pro rata based on their ownership of the Member, either at the Closing or thereafter. In the event that any Member does so distribute such Locked-Up Securities, such Member, as a condition thereof, shall cause such recipient of the Locked-Up Securities to agree to be bound by the provisions of this Section 6.09 in a form acceptable to Pubco, acting reasonably, and shall deliver it to Pubco for its acceptance prior to such distribution occurring. Upon Pubco’s confirmation of receipt and acceptance of such agreement, the applicable Member may complete the distribution as contemplated herein.

(c) The restrictions set forth in Section 6.09(a) and Section 6.09(b) shall not apply: (i) if Pubco receives an offer, made to all securityholders of Pubco, which has not been withdrawn, to enter into a transaction or arrangement, or proposed transaction or arrangement, pursuant to which, if entered into or completed substantially in accordance with its terms, a party could, directly or indirectly acquire an interest (including an economic interest) in, or become the holder of, 100% of the total number of Pubco Shares, whether by way of takeover offer, scheme of arrangement, shareholder approved acquisition, capital reduction, share buyback, securities issue, reverse takeover, dual-listed company structure or other synthetic merger, transaction or arrangement; (ii) in respect of transfers of Locked-Up Securities to affiliates of the Member, any spouse, parent, child, or grandchild of the undersigned, any company, trust or other entity owned by or maintained for the benefit of the Member, but solely to the extent that such transferee agrees to be bound by the terms of this Section 6.09; (iii) in respect of transfers of Locked-Up Securities to a charitable organization pursuant to a bona fide gift; (iv) if the undersigned is an individual, in connection with estate planning of the undersigned; or (v) in respect of pledges of the Locked-Up Securities to a bank or other financial institution for the purpose of giving collateral for a debt made in good faith, but solely to the extent that such bank or financial institution agrees in writing to be bound by the terms of this Section 6.09 for the duration of the period set out in Section 6.09(a) or Section 6.09(b), as applicable.

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Article VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND PUBCO

The obligations of the Company and Pubco to consummate the Closing are subject to the satisfaction or waiver by the Company and Pubco, each in their sole discretion, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants. All of the representations and warranties of the Members contained in this Agreement shall be true and correct in all material respects, other than those in Section 3.01, Section 3.05 and Section 3.07, which shall be true and correct their entirety in all respects, and other than any representations or warranties qualified as to materiality, which shall be true and correct in all respects, in each case when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date, and the Members shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Members or the Members’ Representative prior to or at the Closing.

Section 7.02 No Governmental Prohibition.

(a) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or Authority which prohibits the consummation of the Transactions and no Action shall have been commenced by or before any Authority against any Party seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement.

Section 7.03 No Other Actions. There must not have been commenced by any Person any Action asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Roll-Up Interests, or (b) is entitled to all or any portion of the Exchange Shares or the Pubco Exchange Shares.

Section 7.04 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of each Roll-Up Entity after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.05 Deliverables.

(a) The Company shall have received the items and documents as required by Section 2.04 and Section 2.07. Unless waived by the Company in its sole discretion, the Company shall have received a certificate, dated the Closing Date, signed by an authorized officer of each applicable Roll-Up Entity, in form and substance reasonably acceptable to the Company, certifying that the Roll-Up Interests of such Roll-Up Entity held by the Members as set forth on the Counterpart Signature Pages effective as of the Closing remains true and correct in all respects, and attaching and certifying (1) a true, correct and complete copy of the Organizational Documents of such Roll-Up Entity, with any Organizational Documents which are filed with the Secretary of State or similar governing body of the State of organization of such Roll-Up Entity being certified by such Secretary of State or similar governing body, and (2) a certificate of good standing of such Roll-Up Entity issued by the Secretary of State or similar governing body of the State of organization of such Roll-Up Entity and dated as of a date no earlier than three Business Days prior to the Closing. Unless waived by the Company in its sole discretion, the Company shall have received the originals of the minute books, books of account, contracts, records, and all other books or documents of each applicable Roll-Up Entity in the possession of such Roll-Up Entity or its Representatives. The Company shall also have received from each Roll-Up Entity which has one or more Members which are not a “U.S. person” within the meaning of Code Section 7701(a)(30) a properly executed “Notice of Non-USRPI Status” in the form attached hereto as Exhibit E containing the information on Schedule A thereto for each such Member which is not a “U.S. person” within the meaning of Code Section 7701(a)(30).

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Section 7.06 Sufficient Number. Members holding a sufficient amount of the Equity Securities of each Roll-Up Entity as determined by the Company in its sole discretion shall have executed Counterpart signature pages to this Agreement and shall be prepared to proceed to the Closing. Each of the Parties acknowledge and agree that if, as of the Closing Date, an insufficient proportion of the Equity Securities of each Roll-Up Entity as determined by the Company in its sole discretion are represented by the Counterpart Signature Pages, or an insufficient number of Members are prepared to proceed to Closing, the Company may elect to exclude such Roll-Up Entity from the Transactions or to terminate this Agreement and not proceed with the Closing.

Section 7.07 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect prior to the Closing Date.

Section 7.08 Roll-Up and IPO. In addition to the conditions above, the obligations of Pubco to complete the Pubco Exchange shall be conditioned on (i) the Company Exchange having been completed and (ii) the IPO Transaction (as defined below) having been completed or being completed substantially simultaneously with the Closing hereunder. For purposes hereof, the term “IPO Transaction” means (A) a transaction pursuant to which the Company becomes subject to the reporting requirements of the Exchange Act, or to similar reporting requirements of Canadian securities laws of any one or more province or territory of Canada, whether directly or indirectly by way of becoming a subsidiary of an entity subject to such reporting requirements and (B) (x) a public offering of securities of the Company, or of the securities of a Canadian entity to become the parent of the Company in connection with the completion of such offering, pursuant to a registration statement filed by the Company with the Securities and Exchange Commission or a prospectus filed by such Canadian entity with any one or more securities commission or similar regulatory authority in Canada or (y) a private placement of securities of the Company, or of the securities of a Canadian entity to become the parent of the Company or securities of a special purpose entity to be converted into securities of the parent of the Company in connection with the transaction; in either which case the Company or such Canadian entity receives gross proceeds of at least $50,000,000.

Article VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE MEMBERS

The obligations of each of the Members under this Agreement are subject to the satisfaction or waiver by the Members’ Representative on behalf of the Members in the Members’ Representative’s sole discretion, at or before the Closing Date, of the following conditions:

Section 8.01 Accuracy of Representations and Performance of Covenants. All of the representations and warranties of the Company and Pubco contained in this Agreement shall be true and correct in all material respects, other than any representations or warranties qualified as to materiality, which shall be true and correct in all respects, in each case when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date, and the Company and Pubco, as applicable, shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and Pubco, as applicable.

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Section 8.02 No Governmental Prohibition.

(a) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or Authority which prohibits the consummation of the Transactions and no Action shall have been commenced by or before any Authority against any Party seeking to restrain or materially and adversely alter the Transactions.

Section 8.03 Deliverables. The Members’ Representative shall have received the items and documents as required by Section 2.05 and Section 2.07.

Article IX. DEFAULT AND TERMINATION

Section 9.01 Default by the Company. If either the Company or Pubco fails to perform any of its material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company or Pubco, as applicable, set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 10 days after receipt of notice from any Member or the Members’ Representative of such breach by the Company or Pubco, as applicable, then the Company shall be in default hereunder (such event, a “Company Default”). In the event of a Company Default, the Members’ Representative and Members holding a majority of the market value, as reasonably determined by the Company, of the Roll-Up Interests (the “Majority Members”), acting jointly and on behalf of the Members, shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 12.18 or (2) to terminate this Agreement pursuant to Section 9.03(d) and proceed against the Company for payment for expenses as set forth in Section 9.04(b). This provision shall be in addition to Members’ remedies under Section 10.02.

Section 9.02 Default by the Members. If any Member or Members, or Members’ Representative, fails to perform any of their respective material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of any Roll-Up Entity or the Members set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 10 days after receipt of notice of such breach by the Members’ Representative, then such Roll-Up Entity and the Members shall be in default hereunder (such event, “Member Default”). In the event of a Member Default, the Company and Pubco, acting together, shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 12.18 or (2) to terminate this Agreement pursuant to Section 9.03(c) and proceed against the Member or Members who are responsible for the occurrence of the Member Default for payment for expenses as set forth in Section 9.04(a). This provision shall be in addition to the Company’s and Pubco’s remedies under Section 10.01.

Section 9.03 Termination. This Agreement may be terminated at any time before the Closing Date, as follows:

(a) by mutual written consent of the Company, Pubco, the Members’ Representative and the Majority Members;

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(b) by the Majority Members, the Company, Pubco or the Members’ Representative, upon written notice to the other Parties, if there shall be in effect a final nonappealable order, judgment, injunction or decree entered by or with any Authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c) by the Company and Pubco, acting together, upon written notice to the Members’ Representative, if there shall have been a Member Default;

(d) by the Members’ Representative and the Majority Members, acting jointly, upon written notice to the Company and Pubco, if there shall have been the Company Default;

(e) by the Company and Pubco, acting together, upon written notice to the Members’ Representative, in the event that a Material Adverse Effect has occurred prior to the Closing;

(f) by the Members’ Representative and the Majority Members, acting jointly, or by either the Company or Pubco acting alone, if the Closing has not occurred by December 31, 2018, provided, however, that the right to terminate this Agreement under this Section 9.03(f) shall not be available to a Party in the event that the failure of the Closing to so occur was caused by such Party failing to perform any of its material obligations under this Agreement, or being breach in any material respect of any representation, warranty, covenant or agreement on the part of such Party set forth in this Agreement which breach or failure, if capable of being cured, has not been cured within 10 days after receipt of notice of such breach by any other Party.

Section 9.04 Termination Costs.

(a) If this Agreement is validly terminated by the Company and Pubco pursuant to Section 9.03(c), and only in that event, then, promptly but in any event within three Business Days following such termination by the Company and Pubco, the Member or Members who are responsible for the occurrence of the Member Default shall pay to the Company an amount in cash equal to the Company’s and Pubco’s reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by the Company, to be paid by the Member or Members who are responsible for the occurrence of the Member Default pro-rata based on the respective percentages of the Exchange Shares as would have been received by such Member(s) pursuant to the transactions contemplated herein had the Closing occurred.

(b) If this Agreement is validly terminated by the Members’ Representative and the Majority Members pursuant to Section 9.03(d), and only in that event, then, promptly but in any event within three Business Days following such termination by the Members’ Representative and the Majority Members, the Company shall pay to each Member an amount in cash equal to such Member’s reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by the applicable Member.

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(c) Each Party acknowledges that the agreements contained in this Section 9.04 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement. Accordingly if any party fails to pay any amounts due pursuant to this Section 9.04 (the “First Party”), and, in order to obtain such payment, the other party (the “Second Party”) commences any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) that results in a judgment against the First Party for the amounts set forth in this Section 9.04, the First Party shall pay to the Second Party the Second Party’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such proceeding, together with interest on the amounts due pursuant to this Section 9.04 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

Section 9.05 Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, this Agreement (other than this Article IX, Article X, Article XI and Article XII) shall become void and of no further force or effect with no liability on the part of any Party; provided, however, that, any such termination shall not relieve any Party from liability for actual damages to the other Parties resulting from a material breach of this Agreement by such Party.

Article X. INDEMNIFICATION

Section 10.01 Indemnification of the Company and Pubco. Each Member, severally and not jointly, hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law, the Company, Pubco, each of their respective Affiliates and each their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees and the Members’ Representative (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) each of the Company Indemnified Parties against and in respect of any and all Losses incurred or sustained by any Company Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach or inaccuracy of any of the representations, warranties of such Member set forth in Article III, or (ii) any breach or nonfulfillment of the covenants and agreements of such Member contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 10.02 Indemnification of Members and Others. The Company and Pubco hereby agree to indemnify and hold harmless to the fullest extent permitted by applicable law, the Members’ Representative and the Members and each of their respective officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “Member Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any such Member Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach or inaccuracy of any of the representations, warranties of the Company or Pubco set forth in Article IV and Article V, or (ii) any breach or nonfulfillment of the covenants and agreements of the Company or Pubco contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 10.03 Procedure. The following shall apply with respect to all claims by any Member Indemnified Party or Company Indemnified Party for indemnification:

(a) An indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 10.01 or Section 10.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified Party under Section 10.01 or Section 10.02, except to the extent such failure materially and adversely affects the ability of the indemnifying Party to defend such claim or increases the amount of such liability.

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(b) In the case of any Third-Party Claims as to which indemnification is sought by any indemnified Party, such indemnified Party shall be entitled, at the sole expense and liability of the indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified Party that the indemnification provisions of Section 10.01 or Section 10.02 are applicable to such Action and the indemnifying Party will indemnify such indemnified Party in respect of such Action pursuant to the terms of this Article X and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified Party in writing of the intention of the indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified Party to conduct the defense of such Third-Party Claim.

(c) If the indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 10.03(b), then the indemnified Party shall cooperate with the indemnifying Party in any manner reasonably requested in connection with the defense, and the indemnified Party shall have the right to be kept fully informed by the indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying Party so assumes the defense of any such Third-Party Claim, the indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified Party shall be at the expense of such indemnified Party unless (i) the indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified Party and the indemnifying Party and the indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such indemnified Party and the indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying Party.

(d) If the indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 10.03(b), the indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified Party for such liability. If the indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying Party fails to adequately prosecute or withdraw such defense, the indemnified Party shall have the right to undertake the defense or settlement thereof, at the indemnifying Party’s expense. Notwithstanding anything to the contrary, the indemnifying Party shall not be entitled to control, but may participate in, and the indemnified Party (at the expense of the indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified Party. In the event the indemnified Party retains control of the Third-Party Claim, the indemnified Party will not settle the subject claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld or delayed.

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(e) If the indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 10.03(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified Party shall give the indemnifying Party prompt written notice thereof and the indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying Party’s expense. The indemnifying Party shall not, without the prior written consent of such indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified Party (such as an increase in the indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

Section 10.04 Periodic Payments. Any indemnification required by this Article X for costs, disbursements or expenses of any indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying Party to each indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 10.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 10.06 Time Limit. The obligations of the Members under Section 10.01 and Section 10.02 shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article X which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the indemnified Party.

Article XI. DISPUTE RESOLUTION

Section 11.01 Arbitration.

(a) The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, the Company and the Members’ Representative shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c) The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in Phoenix, Arizona in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.01(c).

(f) The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

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(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 11.02 Waiver of Jury Trial; Exemplary Damages.

(a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.02(a).

(b) Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article XII. MISCELLANEOUS

Section 12.01 Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify each other Party against any claim by any Person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

Section 12.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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Section 12.03 Notices.

(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company:

Harvest Enterprises, Inc.

Attn: Steve White

627 South 48th Street, Suite 100

Tempe, AZ 85281

Email: Steve@harvestinc.com

With copies, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: Laura Anthony and John Cacomanolis

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Emails: LAnthony@legalandcompliance.com

Jcacomanolis@legalandcompliance.com

If to Pubco prior to the closing, to:

RockBridge Resources Inc.

100, 24th Avenue E

Vancouver, BC

V6B2W5

Attention: Gary Mathiesen

E-mail: gmathiesen@quayproperty.net

If to Pubco after the Closing, to the Company at the address as set forth above.

If to any of the Members, to their respective addresses as set forth on such Member’s Counterpart Signature Page.

(b) Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

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Section 12.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 12.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its Representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any Representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 12.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and Representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 12.07 Third Party Beneficiaries. This contract is strictly between the Company, Pubco, the Roll-Up Entities, the Members and the Members’ Representative, except as specifically provided herein, no other Person and no director, officer, stockholder (other than the Members), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement. Notwithstanding the foregoing, each Harvest Party is an intended third-party beneficiary of this Agreement.

Section 12.08 Expenses. Subject to Article IX, Article X and Section 12.04, whether or not the Closing occurs, (i) each Member will bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the transactions contemplated hereby and (ii) the Company will bear its own expenses, and the expenses of the Members’ Representative, including legal, accounting and professional fees, incurred in connection with the transactions contemplated hereby. Subject to Article IX, Article X and Section 12.04, whether or not the Closing occurs, provided that Pubco is not in material breach of any provision hereunder, the Company shall be responsible for all costs and expenses incurred by Pubco with respect to the transactions contemplated herein, including, without limitation, all costs and expenses incurred prior to the Effective Date and all legal and accounting fees and disbursements relating to the transactions contemplated herein.

Section 12.09 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

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Section 12.10 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years, provided, however, that the provisions of Section 6.09, and such remaining provisions of this Agreement as reasonably required to enforce or interpret Section 6.09 and any remedies for breaches thereof, including, without limitation, Article I, Article III, Article VI, Article IX, Article X, Article XI and Article XII, shall survive the Closing Date for a period of 5 years.

Section 12.11 Amendment; Waiver; Remedies; Agent.

(a) This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company, Pubco and the Members’ Representative. For the avoidance of doubt, the joinder of any Member to this Agreement, and any terms or conditions applicable thereto contained in the Counterpart Signature Page executed by such Member shall not be deemed to be an amendment to this Agreement and shall not require the consent of any Member or the Members’ Representative.

(b) Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 12.12 Members’ Representative.

(a) Each Member constitutes and appoints the Members’ Representative as its representative and its true and lawful agent and attorney in fact, with full power and authority in its name and on its behalf:

(i) to act on such Members’ behalf in the absolute discretion of Members’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement or the provision of any consent or agreement hereunder, and including, without limitation, execution and delivery of any certificate, assignment, stock power or other document referenced herein, including those as set forth in Section 2.04; and

34

(ii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 12.12.

(b) This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any Member or by operation of law, whether by the death or incapacity of any Member or by the occurrence of any other event. Each Member hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Members’ Representative pursuant to this Section 12.12. Each Member agrees that Members’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Members’ Representative in good faith, even if taken or omitted negligently, and each Member shall indemnify and hold harmless Members’ Representative from, and shall pay to Members’ Representative the amount of, or reimburse Members’ Representative for, any Loss that Members’ Representative may suffer, sustain, or become subject to as a result of any claim made or threatened against Members’ Representative in his capacity as such.

(c) The Company and Pubco shall be entitled to rely upon any document or other paper delivered by Members’ Representative as being authorized by Members, neither the Company nor Pubco shall be liable to any Member for any action taken or omitted to be taken by the Company or Pubco based on such reliance.

Section 12.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 12.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 12.15 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

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Section 12.16 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 12.17 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 12.18 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 12.19 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The Members may join this Agreement at or following the Effective Date by the execution of a Counterpart Signature Page as set forth herein, provided, however, that such Counterpart Signature Page shall not be effective unless and until such Counterpart Signature Page is agreed and accepted by the Company by evidence of its signature thereon. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Harvest Enterprises, Inc.

By:	/s/ Sean Berberian
Name:	Sean Berberian
Title:	General Counsel

RockBridge Resources Inc.

By:	/s/ Rana Vig
Name:	Rana Vig
Title:	CEO

Members’ Representative

By:	/s/ Sean Berberian
Name:	Sean Berberian

Counterpart Signature Pages attached.

[***]

Counterpart Signature Page to Property for Stock Exchange Agreement

Counterpart Signature Page

Member Name and Address for Notices	Roll-Up Entity Name	Equity Securities Held	Class A Stock to be Issued	Class B Stock to be Issued

Total Shares to be Issued: _____ Shares of Class A Stock

STATUS AS U.S. PERSON

TO BE COMPLETED BY ALL MEMBERS BY SELECTING ONE BOX BELOW

Indicate whether you are a “U.S. Person” or are acting on behalf of a “U.S. Person”:

[  ] The Member signing hereon represents that it is not a U.S. Person and is not acting on behalf of a U.S. Person.

[  ] The Member signing hereon is a U.S. Person or is acting on behalf of a U.S. Person.

A “U.S. Person” is any Member that is: (A) an individual citizen or resident alien of the United States as determined for U.S. federal income tax purposes; (B) any entity classified as a corporation or partnership for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia; (C) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (D) a trust if: (i) it has validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or (ii) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.   Any Member that certifies it is a U.S. Person above must provide a duly executed Notice of Non-Foreign Status in the form attached hereto as Exhibit C.

Any Member that certifies it is not a U.S. Person above must provide a duly executed Notice of Nonrecognition, if applicable, in the form attached hereto as Exhibit D, or such other form or forms requested by the Company or Pubco.

Indicate whether you are a “U.S. Resident”:

[  ] The Member signing hereon represents that it is not a U.S. Resident.

[  ] The Member signing hereon is a U.S. Resident.

A “U.S. Resident” is any resident of the United States as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Member Name: By: ___________________________ Name: ___________________________ Title: ___________________________	Agreed and accepted by the Company: Harvest Enterprises, Inc. By: ___________________________ Name: Sean Berberian Title: Secretary

Counterpart Signature Page to Property for Stock Exchange Agreement

Exhibit A

Roll-Up Entities and Jurisdiction of Organization

Roll-Up Entity	Jurisdiction of Organization
Harvest Dispensaries, Cultivations & Production Facilities, LLC	Arizona
Dream Steam, LLC	Arizona
Harvest Arkansas Holding, LLC	Arkansas
Natural State Capital, LLC	Arkansas
Harvest of California, LLC	California
Harvest of Merced, LLC	California
Harvest of Moreno Valley, LLC	California
Harvest DCP of Florida, LLC	Florida
Harvest DCP of Maryland, LLC	Maryland
Harvest Mass Holding I, LLC	Massachusetts
Harvest Michigan Holding I, LLC	Michigan
Harvest Delta of Michigan, LLC	Michigan
Harvest of Ohio Management, LLC	Ohio
Harvest Grows Management, LLC	Ohio
Natural State Capital, LLC	Arkansas
SMPB Management, LLC	Pennsylvania
Harvest of PA Management, LLC	Pennsylvania

Exhibit A – Page 1

Exhibit B-1

Form of Assignment of Membership Interests

This Assignment of Membership Interests (“Assignment”) dated this ____ day of __________, 2018, by and between ________________________________________________________________ (“Assignor”), and Harvest Enterprises, Inc., a Delaware corporation (“Assignee”).

That Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration received from or on behalf of the Assignee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, hereby assigns, transfers and sets over unto the Assignee all right, title and interest of Assignor’s membership interest (the “Membership Interest”) in _______________________________________, a[n] _____________________ limited liability company (the “Company”), to Assignee, which Membership Interest has been delivered to Assignee. This Assignment is delivered in connection with that certain Integrated Transactions Property for Stock Exchange Agreement dated ______________, 2018 (the “Exchange Agreement”).

Assignor, in connection with Assignor’s assignment of the Membership Interest, does hereby warrant, covenant and agree with the Assignee that immediately prior to this Agreement:

1. Assignor has good right and authority to execute this Assignment; and

2. All representations, warranties and covenants of Assignor herein and in the Exchange Agreement are true and correct, and are made as an inducement of and to Assignee to accept this Assignment and Assignor’s liability as to said representations and warranties shall survive the delivery of this Assignment.

TO HAVE AND TO HOLD the same unto the Assignee, the Assignee’s legal representatives, successors and assigns forever.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed on the date written below.

Signed, sealed and delivered in the presence of:

Witnesses: __________________________________ Print Name: ___________________ ___________________________ Print Name: ________________________	Assignor: By: _______________________ Name: _______________________ Title: _______________________ (if applicable) Date: _______________, 2018

Exhibit B-1 – Page 1

Exhibit B-2

Form of Stock Power

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned seller (“Assignor”) hereby assigns, transfers, and conveys to RockBridge Resources Inc., a corporation organized under the laws of British Columbia, Canada (“Assignee”), all of Assignor’s right, title, and interest in and to _________________________ shares of Class A Common Stock, par value $0.0001 per share (the “Shares”), of Harvest Enterprises, Inc., a Delaware corporation (the “Company”), which shares are uncertificated, and hereby irrevocably appoints each of the Secretary and the Chief Executive Officer of the Company, as Assignor’s attorneys-in-fact to transfer said Shares on the books of the Company, with full power of substitution in the premises.

Assignor, in connection with Assignor’s assignment of the Shares, does hereby warrant, covenant and agree with the Assignee that immediately prior to this Agreement:

1. Assignor has good right and authority to execute this Stock Power; and

2. All representations, warranties and covenants of Assignor herein and in that certain Integrated Transactions Property for Stock Exchange Agreement, entered into as of November ___, 2018, among (i) the Company, Assignee, certain other parties thereto as “Members” and Sean Berberian as the representative of the Members, are true and correct, and are made as an inducement of and to Assignee to accept this Assignment and Assignor’s liability as to said representations and warranties shall survive the delivery of this Stock Power.

Date: ___________________, 2018

Assignor Name: ___________________________________

By: _______________________________________

Name: _______________________________________

Title: _______________________________________

(If applicable)

Exhibit B-2 – Page 1

Exhibit C

CERTIFICATE OF NON-FOREIGN STATUS OF TRANSFEROR

Section 1445 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person, unless another applicable exemption is met. Section 1446(f) of the Code provides that a transferee of an interest in a U.S. partnership must withhold tax if the transferor is a foreign person, unless another applicable exemption is met. For U.S. federal income tax purposes (including Section 1445 and Section 1446(f) of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee, Harvest Enterprises, Inc., a Delaware corporation, that withholding of tax is not required upon the disposition of a U.S. real property interest or upon the disposition of an interest in a U.S. partnership by the transferor (the “Transferor”) by virtue of the transferor not being a foreign person, the undersigned hereby certifies the following:

1. The Transferor, if an individual, is not a nonresident alien for purposes of U.S. federal income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations);

2. The name of the Transferor is____________________________;

3. The Transferor (in the case of a non-individual) is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii);

4. The Transferor’s U.S. Social Security number (in the case of an individual) or U.S. Employer Identification Number (in the case of a non-individual) is_______________________; and

5. The Transferor’s home address (in the case of an individual) or office address (in the case of a non-individual) is______________________________________________________.

The transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and, if the transferor is not an individual, I further declare that I have authority to sign this document on behalf of the transferor.

Signature: _____________________________

Date: _____________________________

Title (in the case of non-individual): _____________________________

Exhibit C – Page 1

Exhibit D

NOTICE OF NONRECOGNITION

Section 1446(f) of the Internal Revenue Code provides that a transferee of a U.S. partnership interest must withhold tax if the transferor is a foreign person, unless an exception applies. To inform the transferee Harvest Enterprises, Inc., a Delaware corporation (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. partnership interest by ____________________ (“Transferor”), at the request of the Transferee, the undersigned hereby states and certify that, as of the date of this statement:

(A) This document is a Notice of Nonrecognition Transfer pursuant to the requirements of IRS Notice 2018-29 and, to the extent applicable, Treas. Regs. § 1.1445-2(d)(2)(iii).

(B) The following information concerns the Transferor submitting this Notice:

—Name: ____________________
—Home/Office Address: ____________________

                                   ____________________

—The Transferor’s U.S. taxpayer identification number is _____________ (or, if Transferor does not have a U.S. taxpayer identification number, “N/A-Foreign”).

(C) The following is a brief description of the transfer:

On or about November ___, 2018, Transferor contributed (the “Contribution”) its ownership interest (the “Transferred Partnership Interest”) in ________, a ___________________ organized under the laws of ____________ and classified for U.S. federal income tax purposes as a partnership, to Transferee in exchange for shares of Transferee stock. The Transferred Partnership Interest constitutes an “interest in a partnership” as contemplated under Section 1446(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(D) The following is a brief statement of the law and facts supporting the claim that recognition of gain or loss is not required with respect to the transfer:

The Contribution, together with certain related contributions to Transferee which are intended to constitute a single integrated transaction, qualifies as a tax-deferred transfer under Code Section 351(a), and by reason thereof, the Transferor is not required to recognize any gain or loss with respect to the Contribution.

Transferor understands that this notice may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punishable by fine, imprisonment, or both.

The undersigned declares, under penalties of perjury, that the undersigned has examined this notice and, to the best of the undersigned’s knowledge and belief, this notice is true, correct and complete.

[TRANSFEROR’S NAME]

By: __________________________________

Name: __________________________________

Title: __________________________________

Exhibit D – Page 1

Exhibit E

NOTICE OF NON-USRPI STATUS

[ROLL-UP ENTITY NAME]

[ROLL-UP ENTITY ADDRESS]

[ROLL-UP ENTITY ADDRESS]

_______ __, 2018

Code Section 897 provides that a non-U.S. transferor of a “United States real property interest” as defined in Code Section 897(c)(1) (a “USRPI”) is liable for tax on such transfer. If it can be shown that the interest transferred is not a USRPI, then such non-U.S. transferor is not liable for tax on such transfer. A USRPI includes an interest in a domestic or foreign partnership in which fifty percent or more of the value of the gross assets consist of USRPIs or ninety percent or more of the value of the gross assets consist of USRPIs plus any cash or cash equivalents. To avoid U.S. tax withholding under Code Section 1445, the domestic or foreign partnership whose ownership interests are transferred may certify to the transferee that such domestic or foreign partnership’s ownership interests are not USRPIs. To inform the transferee, Harvest Enterprises, Inc., a corporation organized under the laws of Delaware (the “Transferee”), that interests in [ROLL-UP ENTITY NAME], a limited liability company organized under the laws of the [STATE] and classified for U.S. federal income tax purposes as a partnership (the “Domestic Partnership”) are not USRPIs in connection with the proposed transfer of ownership interests of the Domestic Partnership by those persons identified on Schedule A as affixed hereto (collectively, the “Transferors”), the undersigned [MANAGER/MEMBER/MANAGING MEMBER] of the Domestic Partnership, hereby states and certifies on behalf of the Domestic Partnership that, as of the date of this statement:

(E) This document is a Notice of Non-USRPI Status pursuant to the requirements of Treas. Reg. § 1.897-2(h) and Temp. Treas. Reg. § 1.1445-11T(d)(2)(i).

(F) The following information concerns the Domestic Partnership submitting this Notice:

Name: [ROLL-UP ENTITY NAME]

Office Address: [ADDRESS]

  [ADDRESS]

The Domestic Partnership’s U.S. taxpayer identification number is __-_______.

(C) Information concerning each of the Transferors is contained on Schedule A, as affixed hereto.

(D) Fifty percent (50%) or more of the value of the gross assets of the Domestic Partnership does not consist of USRPIs and ninety percent (90%) or more of the value of the gross assets of the Domestic Partnership does not consist of USRPIs plus cash and cash equivalents.

The Domestic Partnership understands that this notice may be disclosed to the IRS by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned manager of the Domestic Partnership declares, under penalties of perjury, that the undersigned manager has examined this notice and, to the best of the undersigned manager’s knowledge and belief, this notice is true, correct and complete. The undersigned manager further declares that the undersigned manager has authority to sign this notice on behalf of the Domestic Partnership.

[ROLL-UP ENTITY NAME]

By: _______________________________________

Name: _______________________________________

Title: _______________________________________

(If applicable)

Exhibit E – Page 2

Schedule A

Information concerning Transferors

Name	Home/Office Address	U.S. SSN, EIN, ITIN or “None”

Exhibit E – Page 3

Exhibit F

5 Year Lock Up Members

[***]

Notwithstanding Section 6.09, Members and the members, shareholders or other beneficial owner of such Member (or their respective successors) subject to the 5 Year Lock-Up Period as set forth therein may transfer the following amounts of Shares following the time periods as set forth below.

Release Dates	Percentage of Locked Up Securities Ceasing to be Subject to Lock-Up Pursuant to Section 6.09
6 months after closing date	10%
12 months after closing date	10%
18 months after closing date	10%
24 months after closing date	10%
30 months after closing date	10%
36 months after closing date	10%
42 months after closing date	10%
48 months after closing date	10%
54 months after closing date	10%
60 months after closing date	10%
TOTAL	100%

Exhibit F – Page 1